UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment
                             of Principal Officers

On September 26, 2006, the Board of Directors (the “Board”) of Excelsior LaSalle Property Fund, Inc. (the “Fund”) appointed Henry I. Feuerstein as Co-Chief Executive Officer of the Fund. Prior to joining the Fund, Mr. Feuerstein, 54, served as a Managing Director of Cohen & Company Real Estate, a New York City based brokerage firm specializing in the sale of shopping centers throughout the United States, since September 2001. Mr. Feuerstein does not have an employment agreement with the Fund. He is an employee of and is compensated by the Fund’s manager, UST Advisers, Inc. (the “Manager”), which is an indirect wholly-owned subsidiary of The Charles Schwab Corporation.

On September 26, 2006, the Board elected David R. Bailin to the Board. Mr. Bailin is a Managing Director and head of the Alternative Investments Division of United States Trust Company, National Association, the Manager’s parent company. Mr. Bailin is not currently expected to be appointed to a committee of the Board.

On September 26, 2006, in connection with the appointment of Mr. Feuerstein as Co-Chief Executive Officer of the Fund and the appointment of Mr. Bailin as a director, Mr. James L. Bailey resigned as Co-Chief Executive Officer and a director of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior LaSalle Property Fund, Inc.
By:	/s/ Lee A. Gardella
Lee A. Gardella
President and Co-Chief Executive Officer

Date:	October 2, 2006